Exhibit 10.14

             FIRST AMENDMENT TO STOCK PURCHASE AGREEMENTS AND WAIVER

     This First Amendment and Waiver ("Amendment"), effective as of March 5, 2002 to the Stock Purchase Agreements, dated March 30, 1999 and February 1, 2001, respectively (the "Purchase Agreements"), between Hudson Technologies, Inc., a New York corporation (the "Company"), and Fleming US Discovery Offshore Fund III, L.P. ("Discovery").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company and Discovery are parties to the Purchase Agreements;

     WHEREAS, pursuant to the Purchase Agreements, Discovery purchased from the Company an aggregate of 13,126 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share;

     WHEREAS, the Nasdaq Stock Market, Inc. has advised the Company that in order to maintain the listing of its Common Stock on Nasdaq the Company must amend the anti-dilution provisions relating to the determination of the conversion price of the Series A Convertible Preferred Stock contained in
Section 5(d)(ii) of the Company's Certificate of Incorporation (the "Conversion Price") to provide that the Conversion Price shall not be less than $1.78;

     WHEREAS, the Company and Discovery desire to maintain the listing of the Company's Common Stock on Nasdaq;

     WHEREAS, certain provisions of the Purchase Agreements prohibit the Company from amending Section 5(d)(ii) of its Certificate of Incorporation without obtaining the prior consent of Discovery;

     WHEREAS, pursuant to Section 15 of the Purchase Agreements, the Company and Discovery desire to waive the provisions of Sections 8.10 and 9.1 of the Purchase Agreements to provide for the amendment to Section 5(d)(ii) of the Company's Certificate of Incorporation to provide for the adjustment in the determination of the Conversion Price as noted above, and to add a provision to the Purchase Agreements providing that as long as the Fleming Holders own any shares of Series A Convertible Preferred Stock the Company will not sell any additional shares of its Common Stock for a per share consideration less than the Conversion Price of the Series A Convertible Preferred Stock or issue or sell any securities convertible into or exchangeable for shares of Common Stock at a per share conversion or exercise price less that the Conversion Price of the Series A Convertible Preferred Stock without the prior written consent of the Fleming Holders.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendment to the Purchase Agreements. The Purchase Agreements are hereby amended by adding new Section 9.A as follows:

          9A. Additional Negative Covenants

          "9A.1 Restrictions on Sales of Additional Securities.

     Without the prior written consent of the Fleming Holders, the Company will not issue or sell any additional shares of its Common Stock or any evidences of indebtedness, shares of preferred stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, into shares of Common Stock, for a consideration per share that is less than the conversion price of the Series A Convertible Preferred Stock in effect immediately prior to such issuance or sale other than any options or other securities that may be issued under any of the Company's Stock Option or Stock Incentive Plans. The foregoing restrictions shall terminate and


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be of no further force or effect if the Fleming Holders no longer own any shares of Series A Convertible Preferred Stock."

     2. Consent to Amendment to Certificate of Incorporation. The undersigned hereby agrees to the amendment to Section 5(d)(ii) of the Company's Certificate of Incorporation to provide that if the Company shall issue or sell "Additional Shares of Stock" (as defined in the Company's Certificate of Incorporation) at a price per share less than the Conversion Price in effect immediately prior to such issuance or sale, then the Conversion Price as to the Common Stock into which the Series A Convertible Preferred Stock is convertible shall be adjusted to equal the higher of (a) the consideration paid per Additional Share of Stock, or (b)$1.78. The undersigned understands that by virtue of the provisions of
Section 5(d)(iii) of the Company's Certificate of Incorporation, the foregoing amendment to the determination of the Conversion Price also applies to any warrants or other securities convertible into Common Stock that the Company may issue.

     3. Waiver. Sections 8.10 and 9.1 of the Purchase Agreements are hereby waived solely for the purpose of the Company effecting the amendment to the Company's Certificate of Incorporation described in paragraph 2 of this Agreement.

     4. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if such provision had been drawn so as not to be invalid or unenforceable.

     5. Notices. Any notice or other communication required to, or which may, be given to any party hereunder shall be in writing and shall be delivered personally or by overnight courier to such party (or the President thereof in the case of the Company or if mailed, by registered or certified mail, postage prepaid, return receipt requested, addressed to such other party at the address first set forth above and shall be deemed given in all cases upon receipt. Any party may change the address to which notices are to be sent by giving written notice of any change in the manner provided herein.

     6. Entire Agreement. This Agreement represents and expresses the entire understanding and agreement between the parties with respect to the subject matter hereof and may not be modified or terminated except by an agreement in writing signed by both of the parties hereto. Except specifically amended hereby the Purchase Agreements shall remain in full force and effect in accordance with their respective terms.

     7. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreements.

     8. Benefit of Agreement. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties hereto.

     9. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state.


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


     IN WITNESS WHEREOF, the parties have duly executed this Amendment of the date first written above.

                                       HUDSON TECHNOLOGIES, INC.


                                       By: /s/ Kevin J. Zugibe
                                           -------------------
                                       Name: Kevin J. Zugibe
                                       Title:


                                       FLEMING US DISCOVERY OFFSHORE
                                          FUND, III,  L.P.

                                       By:  Fleming US Discovery Partners, L.P.,
                                          its general partner
                                            By:  Fleming US Discovery LLC,
                                             its general partner


                                       By: /s/ Robert L. Burr
                                           ------------------
                                       Name: Robert L. Burr
                                       Title:


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